SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A
                                    REVISED




                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) March 1, 1996



                               MARKET DATA CORP.
            (Exact name of registrant as specified in its charter)


      TEXAS                33-22264-FW         76-0252235
 (State or jurisdiction  (Commission       (I.R.S. Employer
  of incorporation)       File Number)      Identification No.)

            14505 TORREY CHASE BLVD. SUITE 410, HOUSTON, TX, 77014
               (Address of principal executive offices)



       Registrant's telephone number, including area code (713) 586-8686

















ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Market Data Corp. ("MDC") a Texas corporation, traded on the National Quotation System under the symbol ("MADA"), Market Data Acquisition Corp. ("MDAC"), a wholly owned subsidiary of MDC, and Renet Financial Corporation ("RENET"), a California corporation, entered into a Plan and Agreement of Merger (the "Plan") on October 25, 1995, to merge RENET with and into MDAC ("the Merger"), with RENET becoming the surviving corporation and wholly-owned subsidiary of MDC, and MDAC ceasing operations. No monetary consideration was exchanged in this merger.

The merger was completed on March 1, 1996, and in accordance with the Plan, (1) each outstanding share of RENET common stock was converted into the right to receive 0.9403555 shares of MDC's common stock; (2) each outstanding share of RENET preferred stock was converted into the right to receive 5.642133 shares of MDC's common stock; (3) each option currently outstanding to purchase shares of RENET common stock was converted into the right to purchase .9403555 shares of MDC's common stock; and (4) RENET became a wholly owned subsidiary of MDC. The shareholders of Renet own 66.25% of the issued and outstanding shares of MDC following the Merger.

As agreed in the merger, the board was increased from three to five members, with three vacancies filed by nominees from RENET.
The new board members are Philip C. LaPuma, David L. LaPuma, and Michael F. Pope. They have beneficial ownership, through shares and options, of 7,064,540 shares of MDC common stock in total.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

DESCRIPTION OF THE TRANSACTION

Market Data Corporation ("MDC"), a Texas corporation and Renet Financial Corporation ("RENET"), a California corporation, entered into a Merger Agreement dated October 27, 1995. The Merger Agreement contemplated the merger of Renet with and into Market Data Acquisition Corporation, a wholly owned subsidiary of MDC. As a result of the Merger, completed on March 1, 1996, and in accordance with the terms of the Merger Agreement, (i) each outstanding share of Renet common stock (other than shares held by persons who perfect their rights as dissenting shareholders under California law) was converted into the right to receive 0.9403555 share of MDC's common stock, (ii) each outstanding share of Renet preferred stock (other than shares held by persons who perfect their rights as dissenting shareholders under California law) was converted into the right to receive 5.642133 shares of MDC's common stock, (iii) each option currently outstanding to purchase shares of Renet common stock was converted into the right to purchase
0.9403555 shares of MDC's common stock, and (iv) Renet became a wholly owned subsidiary of MDC.

SOURCE OF FUNDS

No monetary consideration was exchanged in the merger, and the merger has been accounted for as a pooling of interest. MDC issued 11,167,255 shares of its common stock in exchange for all of the outstanding common and preferred shares of RENET. Additionally, MDC issued 3,525,282 options to purchase the common stock of MDC in exchange for outstanding options to purchase the common stock of RENET.

The exchange ratio applicable to the merger was determined through extensive, armslength negotiations between the management of MDC and RENET, which originated in August 1994. The exchange ratio is based upon the respective parties' objective and subjective assessments of the relative value and prospects of RENET and MDC. In this regard, MDC considered, among other factors, the assets, liabilities, revenues, net revenues and relative market share of Renet, and the long and short-term value to the Company to be able to offer the wide range of financial services which are currently being offered by RENET to its customers. In the value assessment of MDC, RENET considered, among other factors, MDC's potential, as a publicly held corporation, to provide greater access to the capital markets than that which had been available to RENET.

MDC engaged McFarland Grossman & Company, Inc., a Houston based investment banking firm, to assist the Company in assessing RENET's value, and in the related negotiations between MDC and RENET. McFarland Grossman & Company, Inc. did not, however, prepare a fairness opinion, or any other written analysis or reports in connection with its services. The boards of MDC and RENET considered internally prepared analysis, both formal and informal.

On February 16, 1996, a fairness hearing was held by the Commissioner of the Department of Corporations, State of California, to determine the fairness of the terms and conditions of the merger. The Commissioner determined at this meeting that the transaction between MDC and RENET to be fair and equitable to all parties involved.


REASONS FOR MERGER

In an effort to enhance shareholder value, the management of MDC commenced an evaluation of privately held companies in the pursuit of locating potential acquisition candidates. On August 8, 1994, MDC engaged the services of McFarland, Grossman & Company, Inc. to assist in the identification of potential merger or acquisition candidates. Through these efforts, RENET was identified as a merger candidate and MDC commenced negotiations for a business combination. The negotiations were terminated by mutual consent on January 18, 1995, and subsequently recommenced in June of 1995.
The management of MDC believes that the Merger will provide an opportunity for the growth and development of MDC and significantly enhance its position in the marketplace, through the expansion of assets, revenue base, employees, and lines of business through the products and financial services that will be offered as a result of the Merger. The combined products and services to be offered include mortgage lending, insurance and financial publishing.

METHOD OF ACCOUNTING

This transaction will be accounted for as a pooling of interests. The recorded assets and liabilities of MDC and RENET will be carried forward to the combined corporation at their recorded amounts. Income of the combined corporation will include income of MDC and RENET for the entire fiscal period in which the combination occurs.

TAX CONSEQUENCES

This transaction will be treated as a non-taxable exchange of stock under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NATURE OF BUSINESS

RENET is a franchisor of financial services to real estate brokerages, builders, developers, financial planners and tax preparers, who want to provide conventional, government and home equity mortgage loans to their clients. Over 175 franchisees and 200 wholesale brokers utilize RENET's mortgage banking operations as a direct lender. RENET's access to approximately 100 additional lenders, and a consumer finance division, to offer a broad range of products. RENET offers VA and FHA loans, and also has direct endorsement and automatic approval of Housing of Urban Development ("HUD") and Veterans Administration ("VA") loans.

MDC markets financial information systems, software and on-line subscriptions of financial data. The financial information systems are sold under a dealer arrangement with Data Broadcasting Corporation ("DBC"), formerly FNN Data Broadcasting. MDC has also secured dealer arrangements with several software companies to market financial information and software analysis.

MDC also develops subscription based daily financial text products that are marketed throughout the financial community and publishes a daily financial information product known as "Wall Street Edge" for Prodigy Services Company. The subscription fees, which range from $20 - $50 per month, are shared between MDC and the respective provider/carrier.


RELATED TRANSACTIONS

After the Fairness Hearing by the State of California, MDC advanced to RENET $35,000 pursuant to a demand note. In connection with the completion of the merger, this note will be treated as an intercompany transaction.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                           Independent Auditor's Report

To the Board of Directors
Renet Financial Corporation
Orange, California

I have audited the accompanying balance sheet of Renet Financial Corporation as of June 30, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renet Financial Corporation as of June 30, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


Julius A. Otto
Pasadena, California
August 25, 1995




















                           Independent Auditor's Report

To the Board of Directors
Renet Financial Corporation
Anaheim, California

We have audited the accompanying balance sheets for Renet Financial Corporation as of June 30, 1994 and 1993 (not presented herein), and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renet
Financial Corporation as of June 30, 1994 and 1993, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



McGladrey & Pullen
Anaheim, California
August 11, 1994, except for the last paragraph in Note 6 as to which the date is September 29, 1994.

                                             RENET FINANCIAL CORPORATION
                                                   BALANCE SHEETS

                                                         March 31,
                                June 30,      June 30,     1996
                                  1994          1995     (Unaudited)
                               ___________  ___________  ___________

            ASSETS

Current Assets
  Cash and cash equivalents    $  140,450   $   29,104   $   50,775
  Certificate of Deposit                       100,000      100,000
  Origination fees receivable      72,989       15,860
  Franchise fees receivable       146,281      379,493      356,643
  Other receivables and advances   85,450       51,449       54,600
  Mortgage loans held for sale    476,416    1,186,236    2,097,702
  Prepaid expenses                 49,470       35,468       51,836
  Other Real Estate Owned         142,071
  Income tax refund claim
    receivable                     70,000
                               ___________  ___________  ___________
      Total Current Assets      1,183,127    1,797,610    2,711,556

Long-Term Franchise Fees
   Receivable,
  Less Current Maturities         279,884      581,279      581,279

Office Furniture and Equipment,
  Net                             331,309      232,856      140,841

Goodwill, net                      59,759      109,781      100,799

Other Assets                       23,984        3,678        3,678
                               ___________  ___________  ___________

                               $1,878,063   $2,725,204   $3,538,153
                               ===========  ===========  ===========


                                                          March 31,
                                June 30,      June 30,      1996
                                 1994          1995     (Unaudited)
                               ___________  ___________  ___________

            LIABILITIES

Current Liabilities
  Mortgage warehouse credit
    facility                   $  463,416   $1,186,236   $2,097,702
  Current maturities of capital
     lease obligations             82,838       61,564       10,088
  Current maturities of
     long-term debt                72,292        8,761        2,260
  Accounts payable and accrued
     expenses                     505,046      504,185      695,190
  Notes payable to bank                        250,000      250,000
  Advances from shareholder                     22,000       10,000
                               ___________  ___________  ___________
     Total Current Liabilities  1,123,592    2,032,746    3,065,240

Long-Term Liabilities
  Capital lease obligations,
     less current maturities       96,124       37,646       31,825
  Long-term debt, less
     current maturities            40,459       30,231       30,230
  Due to Parent-MDC                                         191,000
                               ___________  ___________  ___________
                                  136,583       67,877      253,055
                               ___________  ___________  ___________

     STOCKHOLDER'S EQUITY

Common Stock, no par value        340,167      485,273      534,973

Preferred Stock                   741,099      741,849      741,849

Retained Earnings (Deficit)      (463,378)    (602,541)  (1,056,964)
                               ___________  ___________  ___________
                                  617,888      624,581      219,858
                               ___________  ___________  ___________

                               $1,878,063   $2,725,204   $3,538,153
                               ===========  ===========  ===========


                                            RENET FINANCIAL CORPORATION
                                              STATEMENTS OF OPERATIONS
                                                                 For the Nine Months Ended
                                                                   March 31,
                              For the Year Ended June 30,           1995         1996
                              _____________________________________
                              1993          1994        1995     (Unaudited)  (Unaudited)
                              ___________ ___________ ___________ ___________  ___________
Revenues
  Loan origination fees       $5,955,915  $7,663,252  $3,778,795  $2,656,669   $1,740,947
  Gains on sales of mortgage
    loans                        522,098     902,234   1,065,435   1,031,404      402,039
  Initial franchise sales        230,67      514,602     538,470     501,025       11,340
  Royalty income                  60,449      83,594
  Other fees and income          260,824     461,327     155,167     113,593       75,290
                              ___________ ___________ ___________ ___________  ___________
                               7,029,963   9,625,009   5,537,867   4,302,691    2,229,616
                              ___________ ___________ ___________ ___________  ___________
Operating Expenses
  Franchise commissions        3,280,615   3,253,234   1,087,420     816,482      408,236
  Salaries and related benefit 1,675,920   2,890,514   1,461,740   1,183,471     848,933
  Loan officer commissions       623,291   1,910,848   1,845,100   1,385,194      681,867
  Marketing                      382,456     606,759     122,234     111,233       33,042
  Other loan processing costs    432,061     769,716     322,588     229,895      146,197
  Merger Expense                                                                           9,451
  Other general and
    administrative               589,813   1,037,649     778,074     743,341      563,184
                               __________ ___________ ___________ ___________  ___________
                               6,984,156  10,468,720   5,617,156   4,469,616    2,690,910
                              ___________ ___________ ___________ ___________  ___________

Operating Income (loss)           45,807    (843,711)    (79,289)   (166,925)    (461,294)

Other Income (Expense)
  Interest incom                  16,824     118,755      82,485      44,196      157,049
  Interest expense               (10,752)   (126,649)    (48,911)    (32,651)    (157,142)
  Other                           (8,302)                             38,254        6,964
                              ___________ ___________ ___________ ___________  ___________
                                  (2,230)     (7,894)     33,574      49,799        6,871
                              ___________ ___________ ___________ ___________  ___________
Income (Loss) Before Provision
  for Income Taxes (Benefit)      43,577    (851,605)    (45,715)   (117,126)    (454,423)

Provisions for Income Taxes
  (Benefit)                       15,565    (166,798)                  2,000
                              ___________ ___________ ___________ ___________  ___________

Net Income (Loss)             $   28,012  $ (684,807) $  (45,715) $ (115,126)  $ (454,423)
                              =========== =========== =========== ===========  ===========


                                             RENET FINANCIAL CORPORATION
                                         STATEMENTS OF STOCKHOLDER'S EQUITY
                                          Common Stock          Preferred Stock
                                  ________________________  ________________________
                                  Issued and                Issued and                Retained
                                  Outstanding               Outstanding                Earnings
                                    Shares       Amount       Shares       Amount       Deficit      Total
                                  ___________  ___________  ___________  ___________  ___________  ___________
Balance, June 30, 1992             9,268,999   $  245,300                             $  289,784   $  535,084

Proceeds from issuance of
 preferred stock                                               104,383   $  337,847                   337,847
Proceeds from issuance of
 common stock                        204,000        8,667                                               8,667
Dividends paid on preferred stock                                                        (30,124)     (30,124)
Net income                                                                                28,012       28,012
                                  ___________  ___________  ___________  ___________  ___________  ___________
Balance, June 30, 1993             9,472,999      253,967      104,383      337,847      287,672      879,486

Proceeds from issuance of
 preferred stock                                               134,877      396,102                   396,102
Preferred stock issued in lieu
 of compensation                                                 2,200        7,150                     7,150
Proceeds form issuance of
 common stock                         47,000       23,000                                              23,000
Common stock issued in lieu
 of compensation                     158,000       63,200                                              63,200
Dividends paid on preferred stock                                                        (66,243)     (66,243)
Net loss                                                                                (684,807)    (684,807)
                                  ___________  ___________  ___________  ___________  ___________  ___________
Balance, June 30, 1994             9,677,999      340,167      241,460      741,099     (463,378)     617,888

Proceeds from issuance of
 common stock                         51,731       21,400                                              21,400
Stock issued for purchase of
 San Diego franchise                 200,000       60,000                                              60,000
Dividends reinvested                 107,907       43,162                                              43,162
Stock issued for notes payable        51,360       20,544                                              20,544
Proceeds from issuance of
 preferred stock                                                  (562)        750                       750
Dividends on preferred stock                                                             (93,448)     (93,448)
Net loss                                                                                 (45,715)     (45,715)
                                  ___________  ___________  ___________  ___________  ___________ ___________
Balance, June 30, 1995            10,088,997      485,273      240,898     741,849      (602,541)     624,581


Proceeds for issuance of
 common stock                         52,334       18,700                                              18,700
Stock issued in lieu of
 compensation                         96,000       28,800                                              28,800
Stock issued in lieu of interest       5,500        2,200                                               2,200
Net loss                                                                                (454,423)    (454,423)
                                  ___________  ___________  ___________  ___________  ___________  ___________

Balance, March 31 1996
  (Unaudited)                     10,242,831   $  534,973      240,898   $  741,849   $(1,056,964)  $  219,858
                                  ===========  ===========  ===========  ===========  ===========   ===========


                                             RENET FINANCIAL CORPORATION
                                               STATEMENT OF CASH FLOWS
                                                                        For the Nine Months Ended
                                                                               March 31,
                                                                         _______________________
                                         For the Year Ended June 30,        1995       1996
                                     ___________________________________
                                         1993       1994        1995     (Unaudited) (Unaudited)
                                     ___________ ___________ ___________ ___________ ___________
Cash Flows From
 Operating Activities
  Net income (loss)                  $   28,012  $ (684,807) $  (45,715) $ (115,111) $ (454,423)
  Adjustments to reconcile net
    income (loss) to net cash
    provided by (used in)
    operating activities:
      Depreciation & amortization        42,579      94,301     121,845      83,750      91,745
      Deferred income taxes             (81,410)    (97,000)
      Provision for bad debts           130,460     132,144
      Stock issued in lieu of
       compensation                                  70,350                              28,800
      Stock issued for interest                                                           2,200
      Loss on disposition of
       office furniture &
       equipment                                                                          9,647
     Changes in assets &
       liabilities
     (Increase) Decrease in:
       Receivables                     (159,440)    (29,912)   (443,477)   (375,536)     35,559
       Mortgage loans held for
        sale, net of advances           (83,401)   (393,015)     13,000     (79,460)
       Prepaid expenses                  (7,280)     (8,436)     14,002       2,383     (16,368)
       Other real estate owned                      (76,520)     76,250      76,250
       Income tax refund claim
        receivable                                  (70,000)     70,000      70,000
       Other assets                                 (10,977)     20,306      11,198
     Increase (Decrease) in:
       Accounts payable &
        accrued expenses                312,595      23,318        (861)    149,304     191,005
       Other                                         (3,712)
                                     ___________ ___________ ___________ ___________ ___________
     Net Cash provided by
      (Used in)
       Operating Activities             182,115  (1,054,266)   (174,650)   (177,222)   (111,835)
                                     ___________ ___________ ___________ ___________ ___________
Cash Flows from Investing
 Activities
  Purchase of office furniture
    & equipment                         (54,944)   (120,595)    (13,414)    (13,414)       (395)
  Payments received on
    advances to affiliates                6,359
  Purchase of certificate
    of deposit                                                 (100,000)
                                     ___________ ___________ ___________ ___________ ___________
    Net Cash Used in
     Investing Activities               (48,585)   (120,595)   (113,414)    (13,414)       (395)
                                     ___________ ___________ ___________ ___________ ___________
Cash Flows From
  Financing Activities
   Net borrowings on mortgage
     warehouse credit facility           83,401     380,015
  Proceeds from notes payable
   to a bank                                                    250,000     250,000
  Note payable to an individual                                  22,000       9,137
  Proceeds form MDC                                                                     191,000
  Principal payments on capital
    lease obligations                   (34,875)    (46,103)    (87,690)    (61,738)    (57,297)
  Principal payments on debt                                                            (18,502)
  Net proceeds from issuance of
    common stock                          8,667      23,000      85,106      21,400      18,700
  Net proceeds from issuance
   of preferred stock                   298,847     396,102         750       7,250
  Preferred Stock Redeemed                                                   (3,250)
  Cash dividends paid                   (22,521)    (66,243)    (93,448)    (19,256)
                                     ___________ ___________ ___________ ___________ ___________
    Net Cash Provided by
      (Used in)
      Financing Activities              333,519     686,771     176,718     203,543     133,901
                                     ___________ ___________ ___________ ___________ ____________

Net Increase (Decrease) in Cash         467,049    (488,090)   (111,346)     12,907      21,671

Cash & Cash Equivalents
 Beginning of Period                    161,491     628,540     140,450     140,450      29,104
                                     ___________ ___________ ___________ ___________ ___________

Cash & Cash Equivalents
 End of Period                       $  628,540  $  140,450  $   29,104  $  153,357  $   50,775
                                     =========== =========== =========== =========== ===========

                      RENET FINANCIAL CORPORATION
                     NOTES TO FINANCIAL STATEMENTS
                     June 30, 1993, 1994 and 1995
        (Information for interim period ended March 31, 1996 is unaudited)

Note 1 - Nature of Business and Significant Accounting
Policies

Nature of Business

Renet Financial Corporation (the Company) sells franchises for full service loan brokerage operations to licensed real estate brokers. The Company is also engaged in certain mortgage banking activities, including originating, processing, funding and selling mortgage loans to permanent investors.

The Company receives origination fees for securing real estate mortgage loans for its customers and franchises. In addition, if the Company funds the loan, it will receive funding fees and may incur a gain or loss on the subsequent sale of the loan.

The Company is qualified as a Title I and Title II Nonsupervised Mortgagee (Direct Endorsement Lender) under the regulations promulgated by the U.S. Department of Housing and Urban Development (HUD). This qualification enables it to originate, process, fund and broker applications for FHA insured and guaranteed mortgage loans. This approval does not extend to the Company's franchised offices. As a condition of that qualification, the Company is required to conform to certain HUD regulations and a $250,000 net worth requirement.

Additionally, the Company is qualified as a Veterans
Administration (VA) Automatic Lender and is approved under the VA Lender Appraisal Processing Program (LAPP).

The Company also has a Consumer Finance Lender (CFL) license from the California Department of Corporations.

Summary of Significant Accounting policies

Franchise Sales and Fees

Franchise sales and fees are recognized, net of an allowance for uncollectible amounts, when substantially all significant services to be provided to the franchisee have been performed.

Franchisees generally pay the entire franchise fee within one to three years of the date of each franchise agreement. A down payment is paid upon initiation, with the balance payable in monthly installments, without interest. Certain franchisees have arrangements whereby a portion of the brokerage fees due to them are offset against their franchise fee obligation to the Company. Franchise receivables, which are expected to be realized over periods longer than one year, are recorded at their discounted present value.


The Company has also sold one master regional franchise which allows the master franchisee to, in turn, franchise mortgage brokerage activities in their region. This master regional franchise is recorded at the net present value of their agreement repayment terms. In addition to the basic franchise fee, the Company earns royalty and license fees which are based upon each franchisee's brokerage revenues. Such fees are recorded as income when the fee is earned. As discussed in Note 5, this regional franchise was repurchased.

Mortgage Loans Held for Sale

Real estate mortgage loans held for sale are carried at the lower of cost or market.

Other Real Estate Owned

Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the fairmarket value of the property less estimated costs of deposit at the date it is acquired. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated costs to dispose are recorded as necessary.

Office Furniture and Equipment

Office Furniture and equipment are carried at cost.
Depreciation is computed using accelerated methods over the estimated useful lives of the assets. Amortization expense on assets acquired under capital leases is included with depreciation on owned assets.

Loan Origination Fees

The Company recognizes loan origination fees and related costs from loan broker activities when the loan is funded by the lender. If the Company funds the loan, loan origination fees and related costs are included as components of the carrying value of the loans and are recognized as income when the corresponding loan is sold. The Company also pays its franchisees a fee for loans which are referred from the franchisee.

Income Taxes

Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Reference should also be made to Note 11 regarding a change in the method of accounting for income taxes.

Goodwill

Goodwill, acquired in June, 1994, and August, 1994, is being amortized over a period of ten years.

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments purchased with an original maturity of thee months or less to be cash equivalents.

Note 2- Franchise Fees Receivable

Franchise fees receivable consist of the following:

                                   June 30,     June 30,      March 31,
                                    1994          1995          1996
                                 ___________   ___________   ___________
Gross franchise fees receivable  $  656,951    $1,149,692    $1,126,842
Amount representing interest        (75,786)      (59,000)      (59,000)
Allowance for doubtful accounts    (155,000)     (129,920)     (129,920)
                                 ___________   ___________   ___________
                                    426,165       960,772       937,922
Less:  Current portion              146,281       379,493       356,643
                                 ___________   ___________   ___________

Long-term portion                $  279,884    $  581,279    $  581,279
                                 ===========   ===========   ===========

Note 3 - Other Real Estate Owned

During the year ended June 30, 1994, the Company repossessed real estate under the terms of a defaulted loan. Subsequent to June 30, 1994, the Company sold the property for a gain.

Note 4 - Office Furniture and Equipment

Office furniture and equipment consists of the following:

                                   June 30,     June 30,      March 31,
                                    1994          1995          1996
                                 ___________   ___________   ___________
Office furniture and equipment,
 including assets acquired under
 capital leases                  $  341,559    $  350,811    $  341,560

Computer hardware and software
  including assets acquired under
  capital leases                    169,877       174,041       174,041

                                 ___________   ___________   ___________
                                    511,436       524,852       515,601

Less:  Accumulated depreciation,
  amounts applicable to assets
  acquired under capital leases     180,127       291,996       374,760
                                 ___________   ___________   ___________
                                 $  331,309    $  232,856    $  140,841
                                 ===========   ===========   ===========

Note 5 - Acquisitions

In a prior year, the Company formed a regional franchise joint venture (Renet South Orange County) with an unrelated company.
The regional franchise allowed the joint venture to franchise mortgage brokerage activities in their region.

In June, 1994, the Company purchased the interest of its joint venture partner. Prior to this purchase, the Company was accounting for the joint venture under the equity method of accounting and recognized $23,119 in income from this investment. Subsequent to the purchase, no material revenues or expenses were recorded. As a result of this purchase, the joint venture was dissolved and all its assets and liabilities were transferred to the Company. The excess of the liabilities over the net value of the assets totaled $59,759 and will be amortized by the straight-line method over the next five years. The following summarizes the significant assets and liabilities assumed.

Franchise receivables                         $   48,328
Equipment                                         23,527
                                             ____________

                                                  71,855
                                             ____________

Capital lease obligations                         32,374
Royalty accruals and long-term debt due
  Renet Financial Corporation                     37,830
Other                                             13,410
Cost of acquisition                               48,000
                                             ____________
                                                 131,614

Goodwill recorded                            $    59,759
                                             ============

In August, 1994, the Company purchased the San Diego regional franchise from an unrelated party. the Company purchased the assets and assumed liabilities in exchange for 200,000 shares of common stock of the Company and forgiveness of approximately $65,000 in receivables due the Company from the region. The transaction was accounted for as a purchase. The Company also assumed several equipment and building leases in connection with this agreement. The value of the stock issued was $60,000 and was recorded as goodwill. The receivables were charged to operations and the Company was able to negotiate the settlement of the lease liabilities.

Note 6 - Mortgage Warehouse Credit Facility

The Company has two line-of-credit arrangements (mortgage warehouse credit facilities) with two financial institutions which are used to fund mortgage loan origination and are secured by the respective mortgage loans which the facilities have funded. Certain of the specific terms for each agreement are as follows:

                               Facility A                  Facility B
                               ______________________      _____________________
Borrowing base                 $3,000,000                  $4,000,000
Advance limits                 96% - 100% of loan funded   95%-98% of loan funded
Interest rate                  Prime plus 1.5%             Prime plus .75% on first
                                                            mortgage loans and
                                                            1.25% on second lien
                                                            mortgages

Balance outstanding
 at March 31, 1996             $2,097,702                   $0

Additional collateral          Deposit account maintained    Deposit account maintained
                                at institution               at a bank selected by the
                                                             institution

Maturity date                  April 11, 1996               November 4, 1995
                                                             (suspended March 22, 1996)

Guarantees                     None                         Unlimited officer/stockholder
                                                              guarantee

The Company is also required to meet certain net worth requirements, reporting requirements and minimum funding amounts. In addition, certain other fees are charged to maintain the facility.

Note - 7 Notes Payable

Notes payable consisted of the following:

                                                     June 30,       March 31,
                                                       1995           1996
                                                   ____________   ____________

$150,000 Revolving line-of-credit with a bank,
secured by receivables and equipment,
guaranteed by shareholders, interest at prime
plus 2%, due monthly, matures April 1, 1996        $  150,000      $  150,000

$100,000 Revolving line-of-credit with a bank,
secured by $100,000 certificate of deposit,
guaranteed by shareholders, interest at 6.2%,
due monthly, matures April 1, 1996                 $  100,000      $  100,000
                                                   ____________   ____________
                                                   $  250,000      $  250,000
                                                   ============   ============

Note 8 - Capital Lease Obligations

Obligations under capital leases at March 31, 1996, consist of several capitalized leases with monthly installments varying from $127 to $753 and implicit interest rates ranging from 5.5% to 17.8%. The leases have maturity dates extending through April, 1998, and are secured by various equipment.

The following is a schedule of the future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments as of March 31, 1996:

               Year Ended June 30,
              _____________________

                     1996                          $   5,860
                     1997                             31,006
                     1998                             11,389
                                                   ___________

               Total minimum lease payments           48,255
               Less:  Amount representing interest     6,342
                                                   ____________

               Present value of net minimum lease
                 payments                             41,913
               Less:  Current maturities              10,088
                                                   ____________
                                                   $  31,825


Note 9 - Long-Term Debt

At June 30, 195 and 1994, long-term debt consists of the following:

                                        June 30,     June 30,     March 31,
                                          1994         1995         1996
                                       ___________  ___________  ___________
First trust deed payable to bank on
  Other Real Estate Owned              $   65,551


Payable due in connection with
 purchase of joint venture interest.
 Payments of approximately $978
 due monthly, including interest
 at 8.5%, through May, 1999                47,200   $   38,992   $   32,490
                                       ___________  ___________  ___________
                                          112,751       38,992       32,490
Less:  Current maturities                  72,292        8,761        2,260
                                       ___________  ___________  ___________

                                       $   40,459   $   30,231   $   30,230
                                       ===========  ===========  ===========

The aggregate maturities of long-term debt are as follows:

                   Year Ending June 30,
                   ____________________
                          1996                   $   2,260
                          1997                       9,537
                          1998                      10,378
                          1999                      10,315
                                                 ___________
                                                 $  32,490
                                                 ===========

Note 10 - Commitments

Office Facilities

The Company leases office facilities under terms of various noncancelable operating lease agreements. These agreements expire at various dates through September, 1997. In addition, the Company leases certain facilities on a month-to-month basis.

Future minimum lease payments under noncancellable lease agreements as of March 31, 1996, are as follows:

                       Year Ending June 30,
                       ____________________
                              1996                   $  18,201
                              1997                      60,037
                              1998                      11,624
                                                     __________
                                                     $  89,862
                                                     ==========

Total rent expense under operating leases noted above for the years ended June 30, 1993, 1994 and 1995, was $232,731,
$339,766 and $308,842, respectively. Rent expense for the nine months ended March 31, 1996 was $92,293.

During the year ended June 30, 1995, the Company closed or relocated several branch office facilities. As a result of the closings and relocations, the Company has agreed to pay approximately $36,000. This amount has been charged to operations and accrued at June 30, 1995.

Franchise Agreements

During the years ended June 30, 1993, 1994 and 1995, and the nine months ended March 31, 1996, the Company sold 47 franchises, 58 franchises, 74 franchises and 2 franchises, respectively, to various unrelated brokers. The total franchises sold since inception has increased to 294, of which approximately 194 are currently operating and transacting business with the Company.

The franchise agreements require the Company, for an initial term of seven years, to provide certain services. These services are principally in the nature of training and consulting activities that are designed to improve the efficiency of each franchised operation.

Note 11 - Capital Stock

The authorized capital stock of the Company consists of common and preferred stock. Authorized shares of stock at June 30, 1995, were 20,000,000 shares of common stock and 500,000 shares of preferred stock. There are 10,242,831 common shares outstanding and 240,898 preferred share outstanding at March 1, 1996.

In October, 1992, the Company offered to sell 320,000 shares of convertible preferred stock at $3.25 per share. The preferred stock pays quarterly dividends at the rate of 12% per annum and is nonvoting. Each share of preferred stock is convertible into five shares of common stock at any time on or before the second annual anniversary date from the date of its original issuance. The preferred stock was recorded at the amount received, less commissions and offering cost.


Note 12 - Accounting Change and Income Tax Matters

Effective July 1, 1993, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes". The adoption of Statement 109 changes the Company's method of accounting for income taxes from the deferred method to a liability method. Under the deferred method, the Company deferred the past tax effects of timing differences between financial reporting and taxable income. As explained in Note 1, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. There was no material effect on the 1994 financial statements from the adoption of this Statement.

The components of the income tax provision for the years ended
June 30, 1993, 1994 and 1995, and the six-month period ended
March 31, 1996, are as follows (1993 was computed under APB
11):

                              June 30,                 March 31,
               _____________________________________
                  1993        1994          1995         1996
               ___________  ___________  ___________  ___________
Current:
  Federal      $   75,975   $  (70,598)      -             -
  State            21,000          800       -             -
               ___________  ___________  ___________  ___________

                   96,975      (69,798)      -             -
Deferred          (81,410)     (97,000)      -             -
               ___________  ___________  ___________  ___________

               $   15,565   $ (166,798)      -             -
               ===========  ===========  ===========  ===========

The benefit for income taxes at June 30, 1995 and 1994, differs from the amount expected using the statutory rates due to increases in the valuation allowance. As of June 30, 1995, the Company has net operating loss (NOL) carryovers of $1,164,000 available to offset future federal taxable income, expiring in 2010, and $1,128,000 available to offset future state taxable income, expiring in 1999.

Significant components of the Company's net deferred tax assets and liabilities as of June 30, 1995 and 1994, are as follows:

                                    June 30,     June 30,     March 31,
                                      1994         1995         1996
                                   ___________  ___________  ___________
Deferred tax assets (liabilities)
  NOL carryforwards                $  170,800   $  396,000   $  430,000
  Equipment                            (3,300)      (3,300)      (3,300)
  Accrual to cash conversion          (33,000)    (161,000)    (105,000)
                                   ___________  ___________  ___________
                                      134,500      231,700      321,700
  Valuation allowance                (134,500)    (231,700)    (321,700)

                                   $     -      $    -       $     -
                                   ===========  ===========  ===========

Note 13 - Financial Instruments With Off-Balance Sheet Risk

Escrow Trust Fund Accounts

The Company held escrow trust funds of $1,084, $49,859 and $88,831 at March 31, 1996 and June 30, 1995 and 1994,
respectively, which cannot be used as general operating funds of the Company. These funds and their reciprocal liability accounts are not reflected in the accompanying balance sheet.

Mortgage Banking Activities

The Company enters into financial instruments with off-balance sheet risk in the normal course of business through origination and selling of mortgage loans. These financial instruments include commitments to extend credit (referred to as a mortgage loan pipeline) and best-effort forward commitments. These instruments involve, to varying degrees, elements of credit and interest rate risk. Credit risks managed by the Company by entering into agreements with permanent investors meeting the credit standards of the Company. There is no risk to the Company under a best-effort delivery commitment.

Until a rate commitment is extended by the Company to a mortgage broker/borrower, there is no market interest rate risk to the Company. Fixed-rate commitments are partially hedged by the Company by entering into mandatory and best-effort forward commitments to sell whole loans to investors.

At March 31, 1996, the Company had best-effort commitments for all of its loans in process

The Company has issued various representations and warranties associated with the sale of mortgage loans. These representation and warranties may require the Company to repurchase loans with underwriting deficiencies as defined per the applicable sales agreements. The Company experience no material losses during the years ended June 30, 1995, 1994 and 1993, regarding these representations and warranties.

Note 14 - Disclosures About Fair Value of Financial
Instruments

In December, 1991, the FASB issued Statement No. 107, "Disclosures About Fair Value of Financial Instruments". Statement No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The disclosures include the methods and assumptions used to estimate the fair value if quoted market prices are not used. Statement No. 107 will first be required for the Company's year that ends June 30, 1996; however, earlier adoption is permitted.

Note 15 - Disclosures of Cash Flow Information

                                                                      For the
                                                                    Nine Months
                                                                       Ended
                                     For the Year Ended June 30,      March 31,
                                 ___________________________________
                                    1993        1994       1995         1996
                                 ___________ ___________ ___________ ___________
Supplemental disclosures of
 cash flow information
  Cash payments for:
    Interest                     $   10,752  $  126,649  $   48,911  $  157,142
                                =========== =========== =========== ===========
    Income Taxes                 $   11,888  $   87,892  $     -     $     -
                                 =========== =========== =========== ===========
Supplemental schedule of
 noncash financing activities,
 capital lease obligations
 incurred for use of equipment   $   66,129  $  129,101  $     -     $     -
                                 =========== =========== =========== ===========

Supplemental schedule of
 noncash operating activities,
 first trust deed assumed in
 acquisition of real estate
 owned                           $     -     $   65,551
                                 =========== ===========
Acquisition of Renet - South
 Orange County Region through
 issuance of long-term
 debt (Note 5)                   $     -     $   48,000
                                 =========== ===========

Note 16 - Subsequent Event

On May 28, 1996 Renet Financial Corporation received notice from the Department of Housing and Urban Development that their authority to lend through HUD/FHA loan programs has been revoked for a period of three years due to violations of HUD regulations. In addition, HUD has proposed to see $50,000 in civil penalties. The company has 30 days in which to seek a hearing to review these findings and will do so in an effort to have there penalties reduced.

FHA loans account for about 20% of the company's business.
This only affects the company's retail operations.
Franchisees of Renet will be unaffected, because they have not been allowed to participate in FHA loans by regulation.

This information was disclosed to the SEC, June 7, 1996, on Form 8-K.

                        MARKET DATA CORPORATION
                    AND RENET FINANCIAL CORPORATION
                PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying pro forma combined balance sheet presents the financial position of Market Data Corp. (the Company) assuming the acquisition of Renet Financial Corporation (Renet) had occurred on March 31, 1996. The accompanying pro forma combine statements of operations present the results of operations of the Company for the years ended June 30, 1995, 1994 and 1993, and the nine months ended March 31, 1996, assuming that the acquisition of Renet had occurred at the beginning of the respective periods. As a result of the acquisition, the Company will be changing its fiscal year end from March 31 to June 30 to coincide with Renet's fiscal year end.

The pro forma financial statements are not necessarily indicative of the results that actually would have occurred had the acquisition of Renet by the Company been consummated at the indicated dates, nor are they necessarily indicative of future operation of the Company and Renet on a combined basis.

The acquisition will be accounted for as a pooling in accordance with generally accepted accounting principles.
Accordingly, the results of operations of the acquired business from July 1, 1995, will be included in the Company's results of operation for the year ended June 30, 1996.

                           MARKET DATA CORP
                    AND RENET FINANCIAL CORPORATION
              UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            March 31, 1996

                                      Historical          Pro Forma   Pro Forma
                               ________________________
                                 Renet      Market Data   Adjustment  Combined
                               ___________  ___________  ___________  ___________

            ASSETS

Current Assets
  Cash and cash equivalents    $   50,775   $   49,536                $  100,311
  Certificate of Deposit          100,000                                100,000
  Franchise fees receivable       356,643                                356,643
  Other receivables and
    advances                       54,600       63,218                   117,818
  Mortgage loans held for sale  2,097,702                              2,097,702
  Prepaid expenses                 51,836        3,764                    55,600
  Inventory                                      5,152                     5,152

  Receivable from InfoPlan                      42,569                    42,569
  Due from Subsidiary                          191,000     (191,000)
                               ___________  ___________  ___________  ___________
      Total Current Assets      2,711,556      355,239     (191,000)   2,875,795
                               ___________  ___________  ___________  ___________

Long-Term Franchise Fees
  Receivable                      581,279                                581,279

Office Furniture and Equipment,
  Net                             140,841       11,943                   152,784

Other Assets
 Goodwill, net                    100,799                                100,799
 Deposits                           3,678        1,500                     5,178
 Officer receivables                            54,861                    54,861
 Investment in equity securities                24,000                    24,000
 Note receivable from InfoPlan                 168,826                   168,826
                               ___________  ___________  ___________  ___________
                                  104,477      249,187                   353,664
                               ___________  ___________  ___________  ___________
                               $3,538,153   $  616,369   $ (191,000)  $3,963,522
                               ===========  ===========  ===========  ===========


                                                MARKET DATA CORP.
                                         AND RENET FINANCIAL CORPORATION
                                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                 March 31, 1996

                                    Historical           Pro Forma    Pro Forma
                               ________________________
                                 Renet      Market Data  Adjustment   Combined
                               ___________  ___________  ___________  ___________

            LIABILITIES

Current Liabilities
  Mortgage warehouse credit
    facility                    $2,097,702                            $2,097,702
  Current maturities of
    lease obligations               10,088                                10,088
  Current maturities of
    long-term debt                   2,260                                 2,260
  Accounts payable and accrued
     expenses                      695,190       46,724                  741,914
  Notes payable to bank            250,000                               250,000
  Unearned revenue                               13,750                   13,750
                                ___________  ___________  ___________  ___________
      Total Current Liabilities  3,055,240       60,474                3,115,714
                                ___________  ___________  ___________  ___________

Long-Term Liabilities
  Capital lease obligations,
     less current maturities        31,828                                31,825
  Long-term debt, less
     current maturities             40,230                                40,230
  Due to Parent-MDC                191,000                  (191,000)
                                ___________  ___________  ___________  ___________

                                   263,055                  (191,000)     72,055
                                ___________  ___________  ___________  ___________

     STOCKHOLDER'S EQUITY

Common Stock, $.001 par value                     5,589       11,167      16,756

Common Stock, no par value        534,973                  (534,973)

Preferred Stock                   741,849                  (741,849)

Additional Paid-in Capital                     309,811    1,265,655    1,575,466

Retained Earnings (Deficit)    (1,056,964)     240,495                  (816,469)
                               ___________  ___________  ___________  ___________
                                  219,858      555,895                   775,753
                               ___________  ___________  ___________  ___________
                               $3,538,153   $  616,369   $ (191,000)  $3,963,522
                               ===========  ===========  ===========  ===========

                                                MARKET DATA CORP.
                                         AND RENET FINANCIAL CORPORATION
                              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                       Historical                          Pro Forma
                                   ________________________
                                     Renet      Market Data                Combined
                                  Nine Months   Nine Months               Nine Months
                                     Ended         Ended                     Ended
                                   March  31,    March 31,   Pro Forma     March 31,
                                      1996         1996      Adjustment      1996
                                   ___________  ___________  ___________  ___________

Revenues                           $2,229,616   $  320,016                $2,549,632

Operating Expenses

 Commissions and loan
   processing costs                 1,236,300                              1,236,300
 Salaries and related benefits        848,933      195,320                 1,044,253
 Marketing                             33,042                                 33,042
 Operating costs                                    40,314                    40,314
 Merger expenses                        9,451       53,203                    62,654
 Other general and
   administrative                     563,184       82,354                   645,538
                                   ___________  ___________  ___________  ___________
                                    2,690,910      371,191                 3,062,101
                                   ___________  ___________  ___________  ___________
Operating Loss                       (461,294)     (51,175)                 (512,469)
                                   ___________  ___________  ___________  ___________

Other Income (Expense)
 Interest income                      157,049          244                   157,293
 Interest expense                    (157,142)                              (157,142)
 Other                                  6,964                                  6,964
                                   ___________  ___________  ___________  ___________
                                        6,871          244                     7,115
                                   ___________  ___________  ___________  ___________

Net Loss                           $ (454,423)  $  (50,931)               $ (505,354)
                                   ===========  ===========  ===========  ===========
Net Loss Per Common Share                                                 $     (.03)
                                                                          ===========
Weighted Average Common
  Shares Outstanding                                                      16,756,000
                                                                          ===========

                                                MARKET DATA CORP.
                                         AND RENET FINANCIAL CORPORATION
                          UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                        Historical
                                  ________________________
                                    Renet     Market Data                 Pro Forma
                                    Year         Year                     Combined
                                    Ended        Ended                    Year Ended
                                   June 30,     March 31,   Pro Forma     June 30,
                                     1995         1995      Adjustment      1995
                                  ___________  ___________  ___________  ___________
Revenues                          $5,537,867   $  635,015                $6,172,882

Operating Expenses
 Commissions and loan
  processing costs                 3,255,108                              3,255,108
 Salaries and related benefits     1,461,740                              1,461,740
 Marketing                           122,234                                122,234
 Operating costs                                  357,911                   357,911
 Other general and
  administrative                     778,074      331,651                 1,109,725
                                  ___________  ___________  ___________  ___________

                                   5,617,156      689,562                 6,306,718
                                  ___________  ___________  ___________  ___________
Operating Loss                       (79,289)     (54,547)                 (133,836)
                                  ___________  ___________  ___________  ___________
Other Income (Expense)
 Interest income                      82,485                                 82,485
 Interest expense                    (48,911)                               (48,911)
                                  ___________  ___________  ___________  ___________
                                      33,574                                 33,574
                                  ___________  ___________  ___________  ___________
Loss Before Provision for
 Income Taxes                        (45,715)     (54,547)                 (100,262)

Provision for Income Taxes
 (Benefit)                                        (18,385)                  (18,385)
                                  ___________  ___________  ___________  ___________
Net Loss                          $  (45,715)  $  (36,162)               $  (81,877)
                                  ===========  ===========  ===========  ===========
Net Loss Per Common Share         $     (.01)  $     (.01)
                                  ===========  ===========
Weighted Average Common
  Shares Outstanding               9,883,498    5,562,917
                                  ===========   ===========


                                                MARKET DATA CORP.
                                         AND RENET FINANCIAL CORPORATION
                              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


                                          Historical                        Pro Forma
                                   ________________________
                                      Renet     Market Data                   Combined
                                    Year Ended  Year Ended                   Year Ended
                                      June 30,    March 31,    Pro Forma      June 30,
                                        1994        1994       Adjustment       1994
                                   ____________  ____________  ____________  ____________

Revenues                           $ 9,625,009   $   973,949                 $10,598,958

Operating Expenses
  Commissions and loan
   processing costs                  5,933,798                                 5,933,798
  Salaries and related benefits      2,890,514                                 2,890,514
  Marketing                            606,759                                   606,759
  Operating Costs                                    502,803                     502,803
  Other general and
   administrative                    1,037,649       325,727                   1,363,376
                                   ____________  ____________  ____________  ____________
                                    10,468,720       828,530                  11,297,250
                                   ____________  ____________  ____________  ____________
Operating Income (Loss)               (843,711)      145,419                    (698,292)

Other Income (Expense)
 Interest income                       118,755           240                     118,995
 Interest expense                     (126,649)                                 (126,649)
 Other                                               366,099                     366,099
                                      ____________  ____________  ____________  ____________
                                        (7,894)      366,399                     358,445
                                      ____________  ____________  ____________  ____________
Income (Loss) Before
 Provision for Income Taxes           (851,605)      511,758                    (339,847)

Provision for Income Taxes
 (Benefit)                            (166,798)      168,000                       1,202
                                      ____________  ____________  ____________  ____________
Net Income (Loss)                  $  (684,807)  $   343,758                 $  (341,049)
                                      ============  ============  ============  ============
Net Income (Loss) per Common
  Share                            $      (.08)  $       .06
                                      ============  ============
Weighted Average Common
  Shares Outstanding                 9,575,499     5,458,333
                                     ============  ============

                                                MARKET DATA CORP.
                                         AND RENET FINANCIAL CORPORATION
                              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


                                           Historical                          Pro Forma
                                    _________________________
                                       Renet      Market Data                  Combined
                                    Year Ended    Year Ended                   Year Ended
                                      June 30,    March 31,   Pro Forma        June 30,
                                       1993         1993      Adjustment       1993
                                    ___________  ___________  ____________  ____________

Revenues                            $7,029,963   $1,018,815   $             $8,048,778

Operating Expenses
 Commissions and loan
  processing costs                   4,335,967                               4,335,967
Salaries and related benefits        1,675,920                               1,675,920
Marketing                              382,456                                 382,456
Operating costs                                     754,146                    754,146
Other general and administrative       589,813      283,373                    873,186
                                    ___________  ___________  ___________   ___________
                                     6,984,156    1,037,519                  8,021,675
                                    ___________  ___________  ___________   ___________
Operating Income (Loss)                 45,807      (18,704)                    27,103
                                    ___________  ___________  ___________   ___________
Other Income (Expense)
 Interest income                        16,824        1,310                     18,134
 Interest expense                      (10,752)                                (10,752)
 Other                                  (8,302)                                 (8,302)
                                    ___________  ___________  ___________   ___________
Income (Loss) Before                    (2,230)       1,310                       (920)
                                    ___________  ___________  ___________    ___________
 Provision for Income Taxes             43,577      (17,394)                    26,183

Provision for Income Taxes              15,565                                  15,565
                                    ___________  ___________  ___________   ___________
Net Income (Loss)                   $   28,012   $  (17,394)  $             $   10,618
                                    ===========  ===========  ===========   ===========
Net (Loss) per
  Common Share                      $     (.00)  $     (.00)
                                    ===========  ===========
Weighted Average Common
  Shares Outstanding                 9,370,999    5,120,000
                                    ===========  ===========

                                 MARKET DATA CORP.
                          AND RENET FINANCIAL CORPORATION
             NOTE TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The pro forma Combined Balance Sheets and Statements of Operations were derived from the historical balance sheets and statements of operations of the Company and Renet.

The pro forma adjustment to the balance sheet reflects the exchange of 11,267,297 shares of common stock of the Company for all the outstanding common and preferred shares of Renet.

As a result of the acquisition of Renet, the Company will be changing its fiscal year end from March 31 to June 30 to coincide with Renet's fiscal year end.

The following is a summary of the operations of Market Data Corp.
for the three months ended June 30, 1995:


       Revenue                           $  118,307
       Operating Expenses:
        Operating cost                       48,745
        Other general and administrative     69,294
                                         ___________
                                         $      268
                                         ===========



ITEM 8.  CHANGE IN FISCAL YEAR

As a result of the merger with Renet, the Board of Directors on March 5, 1996, determined it necessary to change Company's fiscal year end from March 31 to June 30. The new fiscal year end will coincide with Renet's fiscal year end and provide better financial reporting. The Form 10-Q for the quarter ending March 31, 1996, will cover the transition period.


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      MARKET DATA CORP.
                                      (Registrant)



            6/13/96                   Steven C. Naremore
                                      (Signature)

            6/13/96                   Janice S. Whalen
                                      (Signature)